EXHIBIT 10.08

FIRST AMENDMENT TO OPTION AGREEMENT

THIS FIRST AMENDMENT TO OPTION AGREEMENT (“First Amendment”) is made and entered into as of this 14th day of August 2003 by and between Townsend 625 LLC, a California limited liability company (“Seller”), and Macromedia, Inc., a Delaware corporation (“Buyer”).

RECITALS

This First Amendment is made with respect to the following facts and circumstances:

A.    Seller and Buyer entered into that certain Option Agreement (“Option Agreement”) dated July 16, 2003

B.    Seller and Buyer desire to amend and modify the Option Agreement in accordance with the provisions of this First Amendment.

COVENANTS

NOW THEREFORE, in consideration of the mutual covenants contained herein, Seller and Buyer agree as follows:

1.    Purchase Price.  The first sentence of Section 3 of the Option Agreement is modified to read as follows:

“Buyer shall pay, as the total Purchase Price for the Property (“Purchase Price”), the sum of Eight Million Eight Hundred and Fifty Thousand Dollars ($8,850,000).”

2.    Counterparts.  This First Amendment may be executed in counterparts, each of which will constitute an original. This Agreement shall only be effective if a counterpart is signed by both Seller and Buyer. Any counterpart of this Agreement executed and delivered by facsimile shall constitute an original.

3.    Miscellaneous.  Any inconsistency between the provisions of this First Amendment and the provisions of the Purchase Agreement shall be governed by the provisions of the First Amendment. Except as otherwise specifically defined in this First Amendment, all defined terms as employed in this First Amendment shall have the same meaning as ascribed to such terms in the Purchase Agreement. Except as specifically modified by the provisions of this First Amendment, the Purchase Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Seller and Buyer have executed this First Amendment as of the date and year first above written.

SELLER: Townsend 625, LLC, a California limited liability company		BUYER: Macromedia, Inc., a Delaware corporation

By:	/s/ RONALDO J. CIANCIARULO	By:	/s/ JAMES L. MORGENSEN
	Ronaldo J. Cianciarulo Manager		James L. Morgensen Vice President